INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation of our report dated May 20, 2011 relating to the financial statements of Medical Hospitality Group, Inc. which appears in this Form S-11.

/s/ Chapman, Hext & Co., P.C.

Richardson, Texas

May 20, 2011